UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 7, 2023

CELL MEDX CORP.

(Exact name of registrant as specified in its charter)

NV	000-54500	38-3939625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

820 - 1130 Pender Street, West Vancouver, British Columbia		V6E 4A4
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(844) 238-2692

123 W. Nye Ln, Suite 446 Carson City, NV 89706

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 7, 2023, Mr. Joao da Costa resigned as Chief Operating Officer of Cell MedX Corp. (the “Company”).  Mr. da Costa will continue to serve as a director of the Company.  Mr. da Costa’s resignation was not due to any disagreement with the Company on any matter relating to the registrant’s operations, policies or practice or otherwise.

Also on November 7, 2023, the Company’s Board of Directors appointed Mr. Dwayne Yaretz, Mr. da Costa and Mr. George Adams as new members of the Company’s Audit Committee. Following Mr. da Costa’s resignation as Chief Operating Officer, Mr. da Costa and Mr. Adams are “independent” within the meaning set forth in Canadian National Instrument 52-110 Audit Committees (“NI 52-110”) and Item 407(a) of Regulation SK.  Mr. Yaretz is not independent due to his acting as the Chief Executive Officer of the Company.  Each of Mr. Yaretz, Mr. Adams and Mr. da Costa is “financially literate” within the meaning set forth in NI 52-110 and qualify as “audit committee financial experts” as defined in Item 407(d) of Regulation SK.

A copy of the Company’s news release regarding the resignation of Mr. da Costa, and appointment of the new members of the audit committee is attached to this Form 8-K.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

The following exhibits are provided with this Current Report:

Exhibit Number	Description of Exhibit
99.1	News Release dated November 9, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL MEDX CORP.

Date: November 13, 2023

By: /s/ Dwayne Yaretz
Dwayne Yaretz,
Chief Executive Officer